SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934>

      Date of Report (Date of earliest event reported): February 28, 2001

                                   EPLUS INC.

             (Exact name of registrant as specified in its charter)


     Delaware                     000-28926                     54-1817218
    (State or other         (Commission File Number)              (IRS
     Employer jurisdiction                                   Identification No.
     of incorporation)



                  400 Herndon Parkway, Herndon, Virginia 20170
          (Address, including zip code, of principal executive office)

                                 (703) 834-5710

              (Registrant's telephone number, including area code)

Item 5.  Other Events

On February 12, 2001, ePlus Technology of PA, inc., which is a wholly owned subsidiary of ePlus, inc., entered into floor planning and accounts receivable financing agreements for an $11 million dollar facility ($9 million for inventory and $2 million for accounts receivable) with Deutsche Financial Services Corporation. On February 28, 2001, Deutsche Financial Corporation consummated the facility agreement by paying off the then, in place, credit facility provider, Finova Capital Corporation which had opted out of the floor planning business relationship with ePlus Technology of PA, inc. and terminated any new transactions after February 23, 2001. The agreements include an Agreement for Wholesale Financing, a Business Financing Agreement and an Addendum to Business Financing Agreement, between Deutsche Financial Services Corporation and ePlus Technology of PA, inc.

On February 12, 2001, ePlus Technology of NC, inc., a wholly owned subsidiary of ePlus, inc., entered into an inventory financing agreement for a total of $3.5 million dollars with Deutsche Financial Services Corporation. The agreement was consummated by Deutsche Financial Corporation on February 22, 2001, by paying off the then, in place, credit facility provider Finova Capital Corporation. The agreements include an Agreement for Wholesale Financing and an Addendum to Agreement for Wholesale Financing.

Deutsche Financial Corporation and ePlus Technology, inc., a wholly owned subsidiary of ePlus, inc., also entered into an Addendum to Business Financing Agreement and Agreement for Wholesale Financing, which modified the agreement to include a reduction in the inventory facility from $19 million to $13.5 million dollars and the accounts receivable facility from $6 million dollars to $5 million dollars and added to the agreement a charge for unused line fee which is assessed when the average accounts receivable facility usage is less than 50 percent utilized.

Purpose of the Credit Facility

ePlus Technology, inc., ePlus Technology of PA, inc., and ePlus Technology of NC, inc. use this credit source to finance its working capital requirements for inventories and accounts recievable. Their traditional business as sellers of computer technology assets and related network equipment and software products is financed through these arrangements known as floor planning financing, where interest expense for the first thirty to forty days, on average, is not charged but is paid for by the supplier/distributor. These floor plan liabilities are recorded as accounts payable-trade as they are normally repaid within the thirty to forty day time frame and represent as assigned accounts payable originally generated with the supplier/distributor. If the thirty to forty day obligation is not paid timely, interest is then assessed at the stated contractual rates. Amounts financed under the accounts receivable facility are recorded as recourse debt.

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

Principal Terms of the Credit Facility

The contracts provide for various repayment days dependent on the supplier/distributor, but the majority are 40 days on average. The facility is a two-year commitment but can be terminated with 60 days notice with a termination charge dependent on the remaining contractual term. The combined total of all agreements with Deutsche Financial Services Corporation totals $33 million dollars consisting of $26 million of inventory and $7 million of accounts receivable financing. Interest is assessed at the prime rate minus one-half of one percent on the outstanding principal debt under the accounts receivable facility.

The floor planning and accounts receivable agreements for ePlus Technology, inc. and ePlus Technology of PA, inc., are guaranteed by ePlus, inc., the parent company, for a maximum of $4.9 million and $2 million dollars, respectively.

                                 EXHIBIT INDEX

Exhibit
Number      Exhibit Description


5.1 Agreement for Wholesale Financing between Deutsche Financial Services and ePlus Technology of PA, inc., dated February 12, 2001

5.2 Text of Business Financing Agreement between Deutsche Financial Services Corporation and ePlus Technology of PA, inc., dated February 12, 2001.

5.3 Text of Addendum to Business Financing Agreement and Agreement for Wholesale Financing between Deutsche Financial Services Corporation and ePlus Technology of PA, inc., dated February 12, 2001.

5.4 Text of Limited Guaranty for ePlus Technology of PA., inc., to Deutsche Financial Services Corporation by ePlus, inc., date February 12, 2001.

5.5 Text of Intercreditor Subordination Agreement between Deutsche Financial Services Corporation and IBM Credit Corporation and ePlus Technology of PA, inc., dated February 26, 2001.

5.6 Text of Agreement for Wholesale Financing between Deutsche Financial Services Corporation and ePlus Technology of NC, inc., dated February 12, 2001.

5.7 Text of Addendum to Agreement for Wholesale Financing between ePlus Technology of NC, inc., and Deutsche Financial Services Corporation dated February 12, 2001.

5.8 Text of Addendum to Agreement for Wholesale Financing between ePlus Technology of NC, inc., and Deutsche Financial Services Corporation dated February 12, 2001.

5.9 Text of Addendum to Business Financing Agreement and Agreement for Wholesale Financing between ePlus Technology, inc., and Deutsche Financial Services Corporation dated February 12, 2001, amending the Business Financing Agreement and Wholesale Financing Agreement dated September 8, 2000.

5.10 Text of Business financing Agreement dated September 8, 2000, between Deutsche Financial Services Corporation and ePlus Technology, inc.

5.11 Text of Agreement for Wholesale Financing dated September 8, 2000, between Deutsche Financial Services and ePlus Technology, inc.


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    ePlus inc.

Dated March 13, 2001                by:/s/Steven J. Mencarini
                                      ----------------------
                                         Steven J. Mencarini
                                         Chief Financial Officer




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